                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated April 30, 1997, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, Prudential Insurance Company of America, a New Jersey life insurance company and Prudential Investment Management Services, L.L.C., a New Jersey corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

       FUNDS AVAILABLE UNDER                    SEPARATE ACCOUNTS                POLICIES FUNDED BY THE
            THE POLICIES                       UTILIZING THE FUNDS                 SEPARATE ACCOUNTS
-----------------------------------   ------------------------------------   -----------------------------
AIM V.I. Capital Appreciation Fund    Prudential Variable Contract Account   Group Variable Universal Life
AIM V.I. Diversified Income Fund      GI-2                                   Insurance Contracts
AIM V.I. Global Utilities Fund           Established June 24, 1988
AIM V.I. Government Securities Fund
AIM V.I. Growth Fund
AIM V.I. Growth and Income Fund
AIM V.I. International Equity Fund
AIM V.I. Value Fund

AIM V.I. Government Securities Fund   Prudential Discovery Premier Group     Discovery Premier Group
AIM V.I. International Equity Fund    Variable Contract Account              Retirement Annuity
AIM V.I. Value Fund                      Established November 9, 1999

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: March 8, 2000

                                        AIM VARIABLE INSURANCE FUNDS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Robert H. Graham
Title: Assistant Secretary              Title: President

(SEAL)


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Michael J. Cemo
Title: Assistant Secretary              Title: President

(SEAL)


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

                                        PRUDENTIAL INSURANCE COMPANY OF AMERICA


Attest: /s/ Carol Schultz               By: /s/ Kenneth H. Montgomery
        -----------------------------       ------------------------------------
Name:                                   Name: Kenneth H. Montgomery
      -------------------------------   Title: Senior Vice President
Title:
       ------------------------------

(SEAL)


                                        PRUDENTIAL INVESTMENT MANAGEMENT
                                        SERVICES, L.L.C.


Attest: /s/ Carol Schultz               By: /s/ Kenneth H. Montgomery
        -----------------------------       ------------------------------------
Name:                                   Name: Kenneth H. Montgomery
      -------------------------------   Title: Vice President
Title:
       ------------------------------

(SEAL)


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